Exhibit 16(1)

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Union Street Trust II (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of each of Fidelity Union Street Trust II: Fidelity Arizona Municipal Money Market Fund, Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund, and Fidelity Municipal Trust II: Fidelity Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund, and Fidelity Pennsylvania Municipal Money Market Fund into Fidelity Municipal Money Market Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after August 1, 2022.

WITNESS our hands on this first day of August 2022.

/s/ Elizabeth S. Acton	/s/ Michael E. Kenneally
Elizabeth S. Acton	Michael E. Kenneally

/s/ Ann E. Dunwoody	/s/ Marie L. Knowles
Ann E. Dunwoody	Marie L. Knowles

/s/ John Engler	/s/ Jennifer Toolin McAuliffe
John Engler	Jennifer Toolin McAuliffe

/s/ Robert F. Gartland	/s/ Mark A. Murray
Robert F. Gartland	Mark A. Murray

/s/ Arthur E. Johnson
Arthur E. Johnson